Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP. NOTICE OF 2016 ANNUAL SHAREHOLDERS MEETING AND PROXY STATEMENT

RLI

50 YEARS

■ RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | www.rlicorp.com

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 24, 2016

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2016 RLI Corp. Annual Shareholders Meeting. It will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on May 5, 2016, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, approval of the RLI Corp. Annual Incentive Compensation Plan,  advisory votes on our executive compensation and the frequency of those votes on our executive compensation, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2015 and their impact on you and your Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 5, 2016

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on Thursday, May 5, 2016, at 2 p.m. Central Daylight Time for the following purposes:

1.	to elect eleven (11) directors for a one-year term expiring at the 2017 Annual Meeting of Shareholders;
2.	to approve the RLI Corp. Annual Incentive Compensation Plan;
3.	to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);
4.	to hold an advisory vote regarding frequency of the advisory vote on executive compensation (the “Say-When-On-Pay” vote);
5.	to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year; and
6.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 7, 2016, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Daniel O. Kennedy

Vice President, General Counsel

Peoria, Illinois

March 24, 2016

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•	By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

2    |    RLI Corp. 2016 Proxy Statement

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 5, 2016

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2 p.m. Central Daylight Time on Thursday, May 5, 2016, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 24, 2016.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

4    |    RLI Corp. 2016 Proxy Statement

Assuming the presence, in person or by proxy, of a quorum, the election of directors (Proposal One) requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

Assuming the presence, in person or by proxy, of a quorum, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote shall be required to approve Proposals Two (Approval of Annual Incentive Compensation Plan) and Five (Ratification of KPMG as Independent Accounting Firm).    The Proposal Three (“Say-on-Pay”) vote is advisory (not binding) in nature so there is no specified voting requirement for approval. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy). The Proposal Four (“Say-When-On-Pay”) vote is advisory (not binding) in nature so there is no specified voting requirement for approval.  Shareholders may vote on their choice of frequency or abstain from voting.  However, the Board of Directors will consider any significant vote in favor of one frequency over the other options and will evaluate the appropriate next step.

With respect to Proposals Two and Five shareholders may vote “For,” “Against” or “Abstain” on each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matters respectively set forth in Proposals Two and Five.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Five, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters. As a result, your broker will not be able to vote your shares on Proposals One, Two, Three and Four without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 7, 2016, the record date, shall be entitled to vote at the 2016 Annual Meeting. As of the record date, the Company had 43,630,136 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2016 Annual Meeting.

PROXY SOLICITATION

The solicitation of proxies is being made by the Company, and the Company will bear the cost of solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions. The Company has engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies and expects to pay a maximum of $10,000 to Okapi for these services, plus reimbursement of out-of-pocket expenses.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2015 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2015:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Corporation(1)	4,469,473	10.30%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(2)	3,653,399	8.40%
55 East 52nd Street
New York, New York 10022

The Vanguard Group, Inc. (3)	3,234,431	7.45%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Neuberger Berman Group LLC (4)	2,536,039	5.85%
605 Third Avenue
New York, New York 10158

Kayne Anderson Rudnick	2,197,618	5.07%
Investment Management LLC(5)
1800 Avenue of the Stars
Los Angeles, California 90067

(1)

The information shown is based solely on a Schedule 13G dated February 12, 2016, filed with the SEC by State Street Corporation (“State Street”), which filing indicates that State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 3,580,786 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, and shared voting and shared dispositive power with respect to 4,469,473 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)

The information shown is based solely on a Schedule 13G dated January 22, 2016, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, BlackRock is the beneficial owner of 3,653,399 shares, and has sole voting with respect to 3,559,977 shares and sole dispositive power with respect to 3,653,399 shares.

(3)

The information shown is based solely on a Schedule 13G dated February 10, 2016, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 3,234,431 shares, and has sole voting with respect to 51,513 shares, sole dispositive power with respect to 3,182,018 shares, shared voting power with respect to 2,900 shares and shared dispositive power with respect to 52,413 shares.

(4)

The information shown is based solely on a Schedule 13G dated February 10, 2016, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”). According to the Schedule 13G, Neuberger is the beneficial owner of 2,536,039 shares, has shared voting and shared dispositive power with respect to 2,536,039 shares.

(5)

The information shown is based solely on a Schedule 13G dated February 9, 2016, filed with the SEC by Kayne Anderson Rudnick Investment Management LLC (“Kayne”). According to the Schedule 13G, Kayne is the beneficial owner of 2,197,618 shares, has shared voting and dispositive power with respect to 391,952 share and has sole voting and sole dispositive power with respect to 1,805,666 shares.

6    |    RLI Corp. 2016 Proxy Statement

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of December 31, 2015.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Kaj Ahlmann(2)	7,524	*
Barbara R. Allen	21,889	*
Michael E. Angelina (2)	8,358	*
John T. Baily (2) (3)	62,330	*
Thomas L. Brown(4) (5) (6)	50,485	*
Jordan W. Graham (2)	44,611	*
Daniel O. Kennedy (4) (5) (6)	63,272	*
Craig W. Kliethermes (4) (5) (6)	99,654	*
Charles M. Linke (2)	87,196	*
F. Lynn McPheeters (2)	86,554	*
Jonathan E. Michael (4) (5) (6) (7)	1,267,173	2.9%
James J. Scanlan (2)	6,113	*
Michael J. Stone (4) (5) (6) (8) (9)	682,100	1.6%
Robert O. Viets (2) (10)	210,792	*

Directors and executive officers as a group (16 persons) (4) (5) (6)	2,761,128	6.3%

*Less than 1% of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.
(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 5,161 shares; Mr. Angelina 1,695 shares; Mr. Baily 30,343 shares; Mr. Graham 40,158 shares; Mr. Linke 42,186 shares; Mr. McPheeters 40,923 shares; Mr. Scanlan 351 shares; and Mr. Viets 125,196 shares. Each participating director has no voting or investment power with respect to such shares.

(3)	Includes 6,000 shares held by Mr. Baily’s spouse.
(4)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of January 1, 2016, the following shares were allocated under the ESOP: Mr. Brown 1,797 shares; Mr. Kennedy 8,682 shares; Mr. Kliethermes 9,677 shares; Mr. Michael 220,770 shares; and Mr. Stone 26,620 shares. During 2015, Messrs. Kennedy, Kliethermes, Michael and Stone were eligible to elect to diversify their respective ESOP shares.

(5)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Brown 6,537 shares; Mr. Kennedy 1,289 shares; Mr. Kliethermes 16,457 shares; Mr. Michael 48,196 shares; and Mr. Stone 59,098 shares. Each participant has no voting or investment power with respect to such shares.

(6)

Includes shares that may be acquired by the named persons within 60 days after December 31, 2015, under the Omnibus Plan and the LTIPs (as described herein), upon the exercise of outstanding stock options as follows: Mr. Brown 22,000 shares; Mr. Kennedy 2,700 shares; Mr. Kliethermes 7,600 shares; Mr. Michael 246,000 shares; and Mr. Stone 268,800 shares.

(7)

Includes 119,424 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power; and 43,769 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trusts, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(8)	Includes 6,275 shares held by Mr. Stone’s wife and 510 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.

(9)	Includes 65,306 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.
(10)

Includes 978 shares held in the Karen Viets Revocable Trust Agreement, and 5,315 shares held in the Karen M. Viets Grantor Retained Annuity Trust, over which Mr. Viets, as Co-Trustee, has shared voting and investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2015, the reporting persons have complied with all filing requirements of Section 16(a).

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all (11) directors are to be elected, each to hold office for a one-year term expiring at the 2017 Annual Meeting unless that director dies, resigns or is removed prior to that time. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the 11 nominees named below. The affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Articles of Incorporation.

NOMINEES

Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Jordan W. Graham, Charles M. Linke, F. Lynn McPheeters, Jonathan E. Michael, James J. Scanlan, Michael J. Stone and Robert O. Viets and Ms. Barbara R. Allen, each a current director, are standing for election. Each is nominated to serve for a one-year term expiring in 2017.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” election of all 11 nominees listed below.

DIRECTOR NOMINEE INFORMATION

Below are specific qualifications, skills, attributes and experience with respect to the director nominees to the Board of Directors furnished to the Company by such individuals, summarized herein and more fully detailed in the individual professional history below, which information led to the conclusion they are qualified to serve as a director and are beneficial to the Company. The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director: Mr. Ahlmann — his broad reinsurance and insurance expertise as well as his global experience. Ms. Allen — her executive management experience, which includes profit & loss, balance sheet responsibility, budgeting and strategic planning for major lines of business worldwide. Mr. Angelina — his significant insurance industry experience including his extensive risk management background; Messrs. Baily and Scanlan — their extensive experience in accounting and auditing in the insurance and reinsurance industries. Messrs. McPheeters and Viets — their significant experience, expertise and background regarding accounting matters, together with their various executive management experience. Mr. Graham — his strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background. Mr. Linke — his many years of experience in the financial field including the broad perspective brought by Mr. Linke’s experience in consulting to clients in many diverse industries. The

8    |    RLI Corp. 2016 Proxy Statement

Board also considered the over 33 years of experience with the Company represented by Mr. Michael and over 38 years of insurance industry experience (19 years at the Company) represented by Mr. Stone.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Kaj Ahlmann	65	2009

Joined Deutsche Bank in October 2009 as Global Head, Strategic Services and Chair, Advisory Board after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. Mr. Ahlmann brings nearly 35 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a director of the parent organization, GE Capital Services. He served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution. Mr. Ahlmann currently serves on the boards of the American Institute for CPCU (Chartered Property and Casualty Underwriter) and the Advisory Board of Six Sigma Academy. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

Barbara R. Allen	63	2006

Retired after serving from November 2005 through August 2008 as President of Proactive Partners, a division of Tennis Corporation of America, which owns and operates athletic facilities in North America. Former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005. For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets; and, President, Frozen Foods Division and Vice President Marketing. Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the women’s pro-soccer league start-up, the WUSA. Ms. Allen is a former director for Maytag Corporation, Tyson Foods, Inc., Converse Inc., Chart House Enterprises, Inc., Lance, Inc., and Coty, Inc., serving on audit and compensation committees. Ms. Allen currently is on the advisory board at The University of Arizona Eller College of Management. She has a Bachelor’s degree in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Michael E. Angelina	49	2013

Executive Director of the Academy of Risk Management and Insurance at Saint Joseph’s University since April 2012. Mr. Angelina leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Academy of Risk Management Insurance activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led Tillinghast Asbestos practice. Mr. Angelina serves as a Board Member of Equator Re, Hagerty Insurance Group, the American Academy of Actuaries (AAA), and a member of AAA Committee on Property & Liability Financial Reporting, CAS Committee on Reinsurance, and past member and current Chair of AAA Casualty Practice Council. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

John T. Baily (1)	72	2003

Retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years as a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also past Chairman of C&L’s International Insurance Companies Committee. He was also a member of C&L’s governing body, the U.S. Board of Partners. He is a past Chairman of the AICPA Insurance Companies committee. He served on the Investment Committee of both Securitas Capital and Conning Capital Partners. Mr. Baily serves on the boards of Endurance Specialty Holdings, Inc., Golub Capital BDC, Inc., CIFG Holdings, Ltd., and its affiliates, and is Chairman Emeritus of the Board of Albright College. He previously served on the boards of Erie Indemnity Company and NYMagic, Inc. He has served as the Chair of the Audit Committee of both private and public companies, and currently serves as the Audit Committee Chair of Endurance Specialty Holdings, Inc. and CIFG Holdings, Ltd. He has a Bachelor’s degree in Economics from Albright College and a Master’s degree in Business Administration from the University of Chicago.

10    |    RLI Corp. 2016 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Jordan W. Graham	55	2004

Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, social media, internet and information services companies. Mr. Graham has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, as well as a board director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

Charles M. Linke	78	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. Professor Linke has also served as CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981. Professor Linke joined the University of Illinois faculty in 1966, serving as IBE Distinguished Professor of Finance, Chairperson of the Department of Finance, Associate Dean for Graduate Studies and Associate Dean of Executive Education. He has also served as visiting scholar at Senshu University in Tokyo, Japan, and visiting professor at Nankai University, People’s Republic of China. He has a Bachelor’s degree and has Master’s and Doctorate degrees in Business Administration, all from Indiana University.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
F. Lynn McPheeters	73	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., the world’s leading manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various financial positions and spent 15 years overseas. In his global assignments, he served as Distribution Finance Manager in Japan, Finance Manager in Europe and Secretary-Treasurer for Caterpillar Far East in Hong Kong. He went on to serve as Executive Vice President of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar’s Corporate Treasurer in 1996 until November 1998. He was responsible for the company’s banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company’s investment advisory group, which had its own group of mutual funds and managed the company’s employee 401(k) plan. He was also responsible for a division managing the placement of all corporate insurance coverages. Mr. McPheeters was appointed Vice President and Chief Financial Officer in 1998. He was responsible for the Corporate Services Division, which included accounting, tax, treasury, and investor relations functions. For three of his six years as CFO, he also had responsibility for the company’s IT operations. Mr. McPheeters serves on the board of Microlution Inc. and Lumimove, Inc. He is a past Chairman of the OSF Saint Francis Medical Center Foundation Council and is former President and emeritus member of the Southern Illinois University Carbondale Foundation Board. He has a Bachelor’s degree in Accounting from Southern Illinois University-Carbondale, and later attended the Advanced Management Program at Duke University and Finance Management Program at Stanford University.

Jonathan E. Michael(2)	62	1997

Chairman of the Board since May 5, 2011. President & CEO of the Company since January 1, 2001. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP, and is a certified public accountant. He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc. and sunglass manufacturer Maui Jim, Inc. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the Illinois Neurological Institute Advisory Board, Vice Chairman and member of Central Illinois Easter Seals Foundation Board, a Trustee of Ohio Dominican University, and a member of the National Council of Advisors for the Bradley University Foster College of Business. He is a member and Past Chair of the Property Casualty Insurers Association Board of Governors. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

12    |    RLI Corp. 2016 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
James J. Scanlan	61	2015

Retired after serving as United States Insurance Industry Leader and as a member of the Global Insurance Leadership Team of the accounting firm PricewaterhouseCoopers LLP (“PwC”) from 2003 through 2013. He was responsible for seventy-five partners and all areas of practice management, including risk management and new business development. Mr. Scanlan joined PwC in 1976 and was admitted to Partnership in 1986. He was also past Partner in Charge of Philadelphia Healthcare Practice (1989–1992); Philadelphia Financial Services Practice (1993–1997); and Southeast Regional Financial Services and Insurance Practice (1998–2001). He was a member of PwC Extended Leadership Team from 2007 through 2013. He serves on the Board of Directors of The Warranty Group, a leading global provider of warranty solutions and underwriting services. He is Chair of the Finance Committee of Drexel Neumann Academy and West Catholic Preparatory High School. He has a Bachelor’s degree in accounting from Pennsylvania State University. He is a certified public accountant.

Michael J. Stone	67	2012

Former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015,  where his responsibilities included the overall direction of the companies. Effective January 1, 2016, he entered into a Consulting Agreement with RLI to provide consulting services to the Company.    Mr. Stone joined the Company in May 1996 and has held various executive officer positions, including Vice President, Claim, Senior Vice President and Executive Vice President. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group. Mr. Stone serves on the Board of Directors of UnityPoint Health and South Side Trust & Savings Bank. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

Robert O. Viets (3)	72	1993

Since 1999, President of ROV Consultants, LLC providing consulting services to regulated energy and communication businesses. Former President, CEO and director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was a utility company. He served as a consultant to AES Corporation, a global power company. After working for several years in St. Louis with Arthur Andersen & Co., a national accounting firm, Mr. Viets joined Central Illinois Light Company (CILCO) in Peoria to manage the company’s regulatory and financial activities. CILCO was a regulated electric and natural gas utility serving central Illinois. In 1985, Mr. Viets led the formation of CILCORP, Inc., a non-regulated holding company that became the parent company of CILCO. The corporate restructuring was designed to prepare the company for competition in the retail electric and natural gas energy markets. Mr. Viets is a former director of Patriot Coal Corporation and Consumers Water Company, Philadelphia Suburban Corporation (now Aqua America, Inc.), Lincoln Office Supply Co., Inc. and Methodist Health Services Corporation. He has also chaired the Bradley University board of trustees. Mr. Viets has a Bachelor’s degree in Economics from Washburn University and a Law degree from Washington University School of Law. He is a certified public accountant.

The following footnotes reflect directorships held within the past five years at publicly traded companies:

(1)	Mr. Baily currently serves as a director of Endurance Specialty Holdings Ltd. and Golub Capital BDC, Inc.
(2)	Mr. Michael currently serves as a Director of SS&C Technologies Holdings, Inc.
(3)	Mr. Viets previously served as a director of Patriot Coal Corporation.

PROPOSAL TWO: APPROVAL OF THE RLI CORP. ANNUAL INCENTIVE COMPENSATION PLAN

   The following is a summary of the RLI Corp. Annual Incentive Compensation Plan (“Plan”).  The Plan was originally effective January 1, 2006.  We subsequently amended and restated the Plan effective January 1, 2009, January 1, 2010 and January 1, 2011, and the Plan contains additional changes as described herein.  This summary is qualified in its entirety by reference to the complete Plan attached as Exhibit A to this Proxy Statement.

ESTABLISHMENT AND PURPOSE

The Plan was established for the purpose of promoting the interests of the Company and its shareholders by providing employees with a form of incentive compensation that is based on the Company’s achievement of certain financial performance goals and other annual objectives. The Plan restates, amends and consolidates prior incentive plans. The Company may adopt various incentive programs under the Plan, so long as such programs meet with the Plan’s requirements. Payments under the Plan are intended to be deductible according to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Pursuant to Section 162(m) of the Code, we are required to get shareholder approval of the performance goals of this Plan every five years to maintain such deductibility.  Thus, this Proposal Two is intended to satisfy that requirement, and if approved by our shareholders, the Plan will be restated effective as of January 1, 2016.

SUMMARY OF AMENDMENTS

The Plan as amended and restated reflects the following material changes to the Plan:

•

We have added the following performance goals to the Plan to be consistent with the performance goals listed in our 2015 Long-Term Incentive Plan:  stock price, return on capital, sales, costs and dividends paid.

•

We have amended the Plan to provide that upon a Change in Control, as defined in the Plan, any amounts then credited to a participant’s bonus bank and any other amounts earned during any full or partial performance period beginning prior to the Change in Control, including any amounts that are subject to subsequent conditions, will be fully vested and nonforfeitable.

•	We have amended the Plan to permit us to claw back any payments under the Plan to the extent required by law or any stock exchange requirements.

ADMINISTRATION

 The Executive Resources Committee of the Board of Directors, no members of which are eligible for the Plan, will be the “Committee” for purposes of Plan administration. The Committee may establish rules and regulations for the Plan and its interpretation and make such other determinations or take such other action as it deems necessary in connection with the Plan.    The Committee may modify, suspend, terminate or reinstate the Plan at any time.    The Committee will administer the Plan through actions taken by majority vote or unanimous written consent of all Committee members, and all Committee decisions will be final and binding.  Except as described below, the Committee may delegate its administrative powers and responsibilities to a Plan Administrative Committee, which may then delegate any duties to other officers or employees. Until and unless the Committee determines otherwise, it shall be deemed to have delegated its authority to the Plan Administrative Committee to the full extent permitted under the Plan. The Plan Administrative Committee will consist of the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Vice President of Human Resources and any other officer as delegated by the Committee. All such delegations are subject to the Committee’s review.

However, in the case of any awards that are intended to qualify as performance-based compensation under Code Section 162(m), and thereby be fully deductible by the Company, the Committee has retained the sole and exclusive authority to establish the applicable Performance Goals (as described below), certify the achievement of such Performance Goals and decrease the final award amounts.  A “162(m) Employee” is defined as the CEO and the other three highest compensated officers of the Company (other than the CFO) and any other executives who the Committee reasonably expects to be employed in such a position during the relevant period.

PERFORMANCE PERIOD AND PERFORMANCE GOALS

 The Performance Period means the calendar year, or any shorter or longer period as determined by the Committee.  Performance Goals are the goals established for any Performance Period.  The Committee must set all Performance Goals with respect to 162(m) Employees and the Plan Administrative Committee or its delegate may establish Performance Goals

14    |    RLI Corp. 2016 Proxy Statement

for other eligible employees.  Performance Goals for all 162(m) Employees must be pre-established and objective.  The method for computing compensation with respect to such goals must be provided in the form of an objective formula or standard. To be considered “pre-established,” a Performance Goal must be determined within 90 days of the start of the Performance Period (as long as the outcome is substantially uncertain when the Performance Goal is established), but not after 25 percent of such period has passed. A Performance Goal is deemed “objective” if a third party having knowledge of the relevant facts and performance results could determine whether the goal is met and could calculate the amount to be paid to the recipient.

 The Committee must establish Performance Goals before or within a reasonable time following the beginning of a Performance Period but no later than the time permitted under Code Section 162(m).  Alternatively, the Committee and the Plan Administrative Committee may establish a combined bonus amount available for distribution (a “Bonus Pool”) for any number of participants and assign each participant an interest in the Bonus Pool.

 The Committee may provide for Performance Goals to be adjusted during a Performance Period to prevent dilution or enlargement of an award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

 Performance Goals may be based on attainment of a particular level of, or on a positive change in, one or more of the following criteria relating to the Company, an affiliate or division of the Company or any particular individual: revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, earnings per share, operating income, total shareholder return, stock price, market share, return on equity, return on capital, before-tax return on net assets, after-tax return on net assets, economic value added (economic profit), market value potential (generally defined as after tax returns above the cost of capital, as further explained on pages 32-33), underwriting profit, price-to-book ratio, price-to-earnings ratio, combined ratio, book value, book value per share, net operating cash flow, investment income, comprehensive earnings, gross written premium, net written premium, sales, costs, expense ratio, loss ratio, operating leverage, dividends paid, contribution from new products, customer satisfaction and employee satisfaction.

ELIGIBILITY

   All Company employees, including those covered by Code Section 162(m), are eligible to participate in one of the Company’s annual incentive programs governed by the Plan.  As of December 31, 2015, there were 902 employees at the Company.  In addition to the 162(m) Employees, the Plan Administrative Committee or its delegate shall determine other employees who may be eligible to participate in the Plan for a particular Performance Period before or within a reasonable time following the beginning of a Performance Period. The Committee reserves final authority to approve or disapprove of such additional eligible employees.

AWARD CALCULATION

After the Performance Period, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) determines the actual award amounts for all participants by multiplying the percentage achievement of the Performance Goal against the individual participant’s Target Performance Award, or by multiplying the percentage award by the Performance Goal aggregate amount.  A “Target Performance Award” is the dollar amount determined for a participant if the participant’s Performance Goal is achieved. A participant will not receive an award if the Performance Goal percentage achievement is less than the minimum performance level set for such Performance Goal. Furthermore, a participant’s aggregate award payments, including amounts credited to a Bonus Bank (as described below), may not exceed $7,500,000 per year, the same maximum award level available since 2011 and previously approved by shareholders.

AWARD ADJUSTMENT AND CERTIFICATION

Once award determinations are made, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) review each award and adjust its amount. The Plan Administrative Committee may increase or decrease award amounts as it deems appropriate based on objective or subjective criteria.  The Committee may decrease (but may not increase) award amounts for 162(m) Employees as it deems appropriate based on objective or subjective criteria. For all 162(m) Employees, the Committee certifies the extent to which the participant has satisfied his or her Performance Goals and all other material terms of the award.

 Before or within a reasonable time following the beginning of the Performance Period, the Committee establishes a predetermined limit on charges or credits to a Bonus Bank, (a “Committee Approval Limit”), for awards made to 162(m) Employees. For awards that exceed the Committee Approval Limit, the independent directors serving on the Board of Directors may adjust the award amount, but not below the Committee Approval Limit.

PAYMENT OF AWARDS

     Each participant receives payment of his or her award in a cash lump sum no later than March 15th of the year following the end of the Performance Period.  A participant who is also eligible for the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of his or her award to the extent permitted under that plan.  Before a Performance Period begins, the Committee may provide that part or all of an award will be credited to a Bonus Bank as a deferred payment arrangement.  If the Committee credits an award to a Bonus Bank, that award will be in writing and a set schedule of payments and other Committee-designated terms and conditions will be provided.  The Committee may provide that amounts in a Bonus Bank may be decreased if Performance Goals in subsequent Performance Periods are not met.  Bonus Bank amounts will include interest equal to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

CHANGE IN EMPLOYMENT STATUS

A participant must be employed by the Company or an affiliate of the Company on the date (typically December 31st) which signifies the end of the Performance Period to receive payment of an award. However, if a participant’s employment terminates during the Performance Period due to death, disability or Retirement (defined as a participant terminating employment with age and years of service equal to or greater than 75), the participant (or his or her beneficiary) will receive a pro rata portion of the award only if the award provides for such payment.  Participants are not entitled to any award if such participant’s employment was terminated for cause, defined as the participant’s failure to comply with material Company policies and procedures, dishonest or disloyal conduct, commission of a felony, theft or fraud or violation of law involving moral turpitude, failure to perform material duties of his or her employment, excessive absence from work, unethical behavior or a violation of a material policy of the Company.  Upon a Change in Control, as defined in the Plan, any amounts then credited to a participant’s bonus bank and any other amounts earned during any full or partial performance period beginning prior to such Change in Control, including amounts that are subject to subsequent conditions, will be fully vested and not subject to forfeiture, other than pursuant to the forfeiture provisions described below.

BENEFICIARY

    If an award is payable due to the participant’s death, that award will be paid to the beneficiary designated by the participant.  The amount will be paid to the beneficiary at the same time the amount would have been paid to the participant had he or she survived.  If no beneficiary was named or survived the participant, or there is a dispute as to the true beneficiary, the amount will be paid to the personal representative of the participant’s estate.

FORFEITURE

    All awards paid to the CEO or CFO are subject to forfeiture according to Section 304 of the Sarbanes-Oxley Act of 2002.  In addition, the Company reserves the right to require a participant to forfeit or return to the Company any payments received under the Plan to the extent required by law, under any applicable stock exchange listing standard or any “clawback” policy designed to comply with such requirements.

PLAN IS UNFUNDED

    All awards under the Plan will be paid from the Company’s general assets, and no participant has a claim with respect to any specific asset of the Company such that the participant would be subject to income tax prior to the receipt of an award. The status of a participant under the Plan is that of an unsecured general creditor of the Company.

TAX LIABILITY

The Company may withhold such amounts from any award as it determines reasonably necessary to pay any taxes required to be withheld under applicable law.

SHAREHOLDER VOTE

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.  Shareholder approval of the amended and restated Plan will also constitute approval of the material terms of the performance goals under the Plan, in accordance with Section 162(m) of the Code.

The Board of Directors has adopted and approved the amended plan and recommends that the shareholders vote “FOR” approval of the proposed RLI Corp. Annual Incentive Compensation Plan.

16    |    RLI Corp. 2016 Proxy Statement

PROPOSAL THREE: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 29, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

Our Executive Resources Committee of our Board developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;
•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;
•	Compensation should reflect both the Company’s and individual’s performance;
•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;
•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and
•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to express your views on our 2015 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the Executive Resources Committee or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The Executive Resources Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this proxy statement.

PROPOSAL FOUR:  NON-BINDING, ADVISORY VOTE REGARDING FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations, at least once every six years we are required to seek an advisory (non-binding) vote from shareholders to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for an annual advisory vote on executive compensation. Even though our executive compensation programs stress long-term value creation and look at long-term performance, we still believe a one-year interval for the advisory vote on executive compensation is most appropriate.

This proposal, commonly known as a “Say-When-On-Pay” proposal, gives you the opportunity to express your views on the frequency of our executive compensation vote.  The advisory vote by the shareholders on frequency is distinct from the advisory vote on the compensation of our named executive officers, which is set forth in Proposal Three. This Proposal Four deals with the issue of how frequently such a vote on compensation should be presented to our shareholders.

In this regard, we are soliciting your vote on whether the compensation of our named executive officers be submitted to shareholders for an advisory vote every year, every two years, or every three years. You may vote for one of these three alternatives or you may abstain from making a choice.

Choice 1 -  every year;

Choice 2 - every two years;

Choice 3 - every three years;

or Choice 4 - abstain from voting.

As with your vote on Proposal Three above, your vote on this Proposal Four is advisory, and therefore not binding on the Executive Resources Committee or our Board.  However, we value your opinions and to the extent there is any significant vote in favor of one frequency over the other options, we will consider our shareholders' concerns. The Board will evaluate any appropriate next steps.

The Board of Directors recommends that the shareholders vote for a frequency of "ONE YEAR" for future non-binding, advisory shareholder votes on compensation of our named executive officers.

PROPOSAL FIVE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, as the Company’s independent registered public accounting firm for 2016, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” Proposal Five and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2015	2014
Audit Fees	$1,138,100	$1,130,338
Audit-Related Fees	$—	$—
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,138,100	$1,130,338

18    |    RLI Corp. 2016 Proxy Statement

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Twelve members of the Board attended the 2015 Annual Meeting of Shareholders and were available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least once a year, and each Audit Committee member is expected to attend an audit committee forum/conference at least once a year.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Messrs. Michael and Stone, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)	A Director will not be independent if:
(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.
(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:
(i)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)

if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Directors as of December 31, 2015:

Director	Independent	Management
Kaj Ahlmann	X
Barbara R. Allen	X
Michael E. Angelina	X
John T. Baily	X
Jordan W. Graham	X
Gerald I. Lenrow*	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
James J. Scanlan	X
Michael J. Stone**		X
Robert O. Viets	X

* Gerald I. Lenrow passed away in August 2015.

** Michael J. Stone retired from the Company effective December 31, 2015. Mr. Stone is therefore no longer considered a Management Director, nor is he considered an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

The following relationships were reviewed in connection with determining director independence but were determined to not be material relationships and that they do not affect such person’s independence under the Board independence standards:

20    |    RLI Corp. 2016 Proxy Statement

Mr. Baily is a director of Endurance Specialty Holdings Ltd., affiliates of which include reinsurance companies. From time to time, the Company enters into reinsurance arrangements with the Endurance companies. Mr. Baily also is a former partner with PricewaterhouseCoopers LLP (“PwC”).  He retired from PwC in 1999 and receives a pension payment from PwC. Mr. Scanlan also is a former partner with PwC, retired from PwC in 2014, and receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director self-evaluates the performance of the Committees on which he/she serves as well as the Board as a whole. Detailed composites are completed to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, committee composition and strategy as well as performance whereby establishing activities to maximize shareholder value. This process is handled by the Nominating/Corporate Governance Committee.

Further, each Director participates in a robust evaluation process, wherein annually all Directors provide a peer evaluation on a variety of director characteristics. Those evaluations are assessed by the Nominating/Corporate Governance Committee, and each reviewed Board member meets with the Chairman of the Board and/or Lead Director to discuss the consolidated comments.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;
•	A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;
•	Been in a generally recognized position of leadership in his or her field of endeavor; and
•	A commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts including current executive officers, directors, community leaders and shareholders, as sources for potential director candidates, and may also utilize third party search firms.

The Nominating/Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 49. In addition, the Nominating/Corporate Governance Committee will consider shareholder recommendations for director candidates, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NYSE.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director of the Board’s independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy (“Related Party Transaction Policy”) which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires approval by the Nominating/Corporate Governance Committee for all transactions above $10,000 between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. One transaction falling within the purview of the policy was presented and approved by the Nominating/Corporate Governance Committee in 2015. On December 1, 2015, the Company entered into a Consulting Agreement with Michael J. Stone, the former President & Chief Operating Officer of the Company’s principal insurance subsidiaries, who retired on December 31, 2015.  Mr. Stone will provide executive consulting services as mutually determined by the Company’s President/CEO and Mr. Stone. The Consulting Agreement is effective as of January 1, 2016 and will expire on December 31, 2016.  Mr. Stone will receive $240,000 for his consulting services payable at $20,000 per month.  The Consulting Agreement was filed with the SEC on Form 8-K on December 2, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2015, the transactions or series of similar transactions to which the Company is a party in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, were the Company’s transactions with SS&C Technologies Holdings, Inc. (“SS&C”).  In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services. This transaction fell within the purview of the Related Party Transaction Policy described above and was presented to and approved by the Nominating/Corporate Governance Committee. The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The President of SS&C is also the brother of Mr. Stone, a Director and former Officer of the Company’s principal insurance subsidiaries.  The Company paid SS&C $288,382 in 2015.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each committee are available on the Company’s website under the Investors section at www.rlicorp.com.

22    |    RLI Corp. 2016 Proxy Statement

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2015 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results.  The committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;
•

reviewed the adequacy of the Company’s internal controls, including the Company’s successful adoption of the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	reviewed the extent and scope of audit coverage;
•	reviewed quarterly financial results;
•	monitored selected financial reports;
•	assessed the auditors’ performance; and
•	selected the Company’s independent registered public accounting firm.

In addition to the nine meetings described above, the Committee also held one joint meeting with the Executive Resources Committee of the Board of Directors and one joint meeting with the Finance and Investment Committee of the Board of Directors.  The purpose of the joint meeting with the Executive Resources Committee was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.  The purpose of the joint meeting with the Finance and Investment Committee was to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital. The committee also meets in executive session, with no members of management present, after its regular meetings as well as private executive sessions with KPMG and various members of management.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

Until May 7, 2015, members of the committee were Messrs. Baily (Chair), Angelina, Viets and Scanlan and Ms. Allen.  After May 7, 2015, members of the committee were Messrs. Baily (Chair), Angelina, Scanlan and Viets.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee, composed exclusively of independent directors, met eight times in 2015 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”) and to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group and to enhance the overall effectiveness of the executive compensation programs.  The committee also reviews and evaluates the CEO’s goals and objectives, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs. In addition to the eight meetings described above, the Executive Resources Committee also held one joint meeting with the Audit Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

Until May 7, 2015, members of the committee were Ms. Allen (Chair), and Messrs. Ahlmann, Graham and McPheeters. After May 7, 2015, members of the committee were Ms. Allen (Chair), and Messrs. Graham, McPheeters and Scanlan.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This committee met four times in 2015 to discuss ongoing financial, investment and capital matters. The committee also held one joint meeting with the Audit Committee of the Board of Directors to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital.

Until May 7, 2015, members of the committee were Messrs. McPheeters (Chair), Lenrow**, Linke and Stone. From May 8, 2015 until August 12, 2015, members of the committee were Messrs. McPheeters (Chair), Ahlmann, Graham, Lenrow** and Stone.  After August 12, 2015, members of the committee were Messrs. McPheeters (Chair), Ahlmann, Graham and Stone.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met six times in 2015 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The committee identifies and reviews qualified individuals as potential new director candidates.

Until May 7, 2015, members of the committee were Messrs. Linke (Chair), Graham, Lenrow** and Viets. From May 8, 2015 until August 12, 2015, members of the committee were Messrs. Linke (Chair), Baily, Lenrow** and Viets.   After August 12, 2015, members of the committee were Messrs. Linke (Chair), Baily and Viets.

STRATEGY COMMITTEE

The Company’s Strategy Committee met four times in 2015 to oversee the Company’s strategic plan and its implementation.

Until May 7, 2015, members of the committee were Messrs. Ahlmann (Chair), Angelina, Baily and Stone.  After May 7, 2015, members of the committee were Messrs. Ahlmann (Chair), Angelina and Stone and Ms. Allen.

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy
Kaj Ahlmann				X	X*
Barbara R. Allen		X*			X
Michael E. Angelina	X				X
John T. Baily	X*		X
Jordan W. Graham		X		X
Gerald I. Lenrow**			X	X
Charles M. Linke			X*
F. Lynn McPheeters		X		X*
Jonathan E. Michael
James J. Scanlan	X	X
Michael J. Stone				X	X
Robert O. Viets	X		X

* Chair of Committee

** Mr. Gerald Lenrow, member of the Board of Directors, passed away in August 2015.

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2015, six meetings of the Board of Directors were held with all directors in attendance, except one director missed two meetings. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and

24    |    RLI Corp. 2016 Proxy Statement

Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, which position exists when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

DIRECTOR COMPENSATION

During 2015, the Company’s Independent Directors were compensated as follows:

Annual Board Retainer:	$105,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer (if Nonemployee Director):	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

In 2014, the Independent Directors received an award of $10,000 in Company stock, which vested one year from the date of issuance.  Such stock awards did not continue past 2014, and the Annual Board Retainer increased from $95,000 to $105,000.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2015.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	135,000						135,000
Barbara R. Allen	146,750						146,750
Michael E. Angelina	130,000						130,000
John T. Baily	150,000						150,000
Jordan W. Graham	125,000						125,000
Gerald I. Lenrow (2)	125,000						125,000
Charles M. Linke	138,514						138,514
F. Lynn McPheeters	135,000						135,000
Jonathan E. Michael (3)
James J. Scanlan	126,479						126,479
Michael J. Stone (4)
Robert O. Viets	130,000						130,000
(1)

Outside directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)	Mr. Lenrow passed away in August 2015. His third and fourth quarter 2015 Director fees were paid to his estate.
(3)

Mr. Michael, as Chairman of the Board and a management director, does not receive director fees. His compensation as President & CEO is disclosed under the Executive Compensation Summary Compensation Table.

(4)

Mr. Stone, as a management director, did not receive director fees in 2015. His compensation as President, Chief Operating Officer of the Company’s principle insurance subsidiaries is disclosed under the Executive Compensation Summary Compensation Table.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Director Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Outside Directors are encouraged to, within five years of their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such director’s Annual Board Retainer, which Retainer was $105,000 in 2015. Shares held directly and in Company benefit plans are counted to satisfy the guideline.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2015 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current officer positions of President and CEO of the Company.

The Company does not have a formal policy regarding separation of the offices of chairman of the board and chief executive officer. The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint board chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent directors. The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as a liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to directors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman or the Board, and (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees, Board members and CEO, all as set forth in the charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all directors except for Messrs. Michael and Stone are independent as defined in the applicable NYSE listing standards (as adopted by the Company). The Audit, Executive Resources and Nominating/Corporate Governance committees of our Board are comprised entirely of independent directors. Also, our independent directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

26    |    RLI Corp. 2016 Proxy Statement

AUDIT COMMITTEE REPORT

The following report by the Audit Committee (the “Committee”) of the Company’s Board of Directors is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the Company’s risk management program, (f) the qualifications, independence and performance of the independent registered public accounting firm (“Auditor”), and (g) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on our corporate website.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Angelina, Baily, Scanlan and Viets is an “audit committee financial expert” within the meaning of the SEC rules.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides the internal audit function, which provides objective assurance and consulting services designed to add value and improve the organization’s operations. The Committee oversees the Internal Audit Services department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter which is reviewed by the Committee and is signed by the Committee’s chair as well as the Company’s CEO. To assist with this oversight, RLI’s Internal Audit Services provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Committee summarizing results of internal audit activities.

The Committee appoints and annually evaluates the performance of the Company’s Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable laws and regulations.

The Company’s current independent registered public accounting firm is KPMG LLP (“KPMG”). KPMG has been the Company’s independent registered public accounting firm since 1983 and the Audit Committee has selected KPMG to be the Company’s independent registered public accounting firm for fiscal 2016.

The Committee contracts with and sets the fees paid to the independent registered public accounting firm. The fees for KPMG’s audit services the past two fiscal years are set forth on page 18.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

There are no non-audit services currently being provided by KPMG. Any non-audit services must be reviewed and pre-approved by the Chair of the Audit Committee. The Chair will report such hiring to the Committee no later than the next scheduled Committee meeting.

The Committee annually conducts evaluations of the Company’s Auditor to determine if it will recommend the retention of the Auditor for the next year. As part of the evaluation of the Auditor, the Committee conducts two surveys to determine if the Auditor is meeting Committee expectations and providing appropriate audit services. The first survey was created by a group of professional accounting and auditing organizations, including the National Association of Corporate Directors and the Center for Audit Quality. This survey is completed by select RLI management and the Chair of the Committee. This Auditor evaluation includes topics such as: (a) quality of services and sufficiency of resources provided by the auditor; (b) communication and interaction with the auditor; and (c) Auditor independence, objectivity and professional skepticism. The second survey is initiated by KPMG and completed by the Committee and select members of RLI management. This evaluation generally assesses management’s satisfaction with KPMG’s engagement team, resources, communication and audit execution. The results of both surveys, including any resulting action items, are presented to and discussed by the Committee and assist the Committee in the decision regarding reappointment of the Auditor. Also, the results of the surveys are discussed with the Auditor by the Committee. In addition, the Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. The Committee also reviews the Public Company Accounting Oversight Board (“PCAOB”) annual inspection report of KPMG. Based upon the results of such evaluations, the Committee makes its recommendation regarding retention of the Auditor.

The Committee received reports and reviewed and discussed the audited financial statements with management and the Auditor. The Committee also discussed with the Auditor the Section 404 obligations and matters required to be discussed by PCAOB Standard No.16, Communication with Audit Committees. The Committee received from the Company’s Auditor the written disclosures and letter required by the applicable PCAOB requirements for independent registered public accounting firm’s communications with the Audit Committee concerning auditor independence. The Committee discussed with the Auditor that firm’s independence and any relationships that may impact that firm’s objectivity and independence including audit and non-audit fees. Additionally, the Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Committee. The Committee Chair is in contact with the Auditor numerous times throughout the year. This includes normal in-person meetings, executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this is to allow open and unobstructed access to the Committee should the Auditor need to bring anything to the Committee’s attention.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. The current KPMG lead engagement partner is in the 1st year of the five-year rotation requirement for the 2015 audit.

Based on the Committee’s discussion with and review of reports from management, the Company’s internal auditors and the Company’s Auditor and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

John T. Baily (Chair)

Michael E. Angelina

James J. Scanlan

Robert O. Viets

28    |    RLI Corp. 2016 Proxy Statement

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2016 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

Barbara R. Allen (Chair)

Jordan W. Graham

F. Lynn McPheeters

James J. Scanlan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

Our Results in 2015:	2015	2014
Gross Written Premium	$853.5 million	$863.9 million
Operating Earnings	$111.7 million	$114.5 million
(Net Earnings minus Realized Investment Gains Net of Tax)
Combined Ratio	84.5	84.5
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	13.3%	13.9%
(Operating Earnings/Shareholder’s Equity)
Market Value Potential (MVP)	$65.5 million	$99.7 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/14	2/14

In 2015, we continued to post industry leading underwriting and operating performance.  Market headwinds (excess capacity and soft pricing) coupled with a $40.9 million reduction in our crop reinsurance program resulted in a 1.2% ($10.4 million) decline in gross written premiums. While gross premiums declined slightly, our underwriting discipline remained as evidenced by our combined ratio, a common industry measure of profitability. (Combined ratio is defined as expenses and losses as a percentage of Net Earned Premium -- and thus a combined ratio below 100 signifies an underwriting profit.)  In 2015, we posted an 84.5 combined ratio, the same combined ratio that we achieved in 2014. The result for 2015 represented the 20th consecutive year with a combined ratio below 100 and 11th straight year below 90.  Operating earnings and Operating Return on Equity were $111.7 million and 13.3%, respectively.  Both measures were down modestly, due largely to a decline in certain tax benefits realized during the year.  Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages 32-33) declined to $65.5 million versus $99.7 million last year.  The variance in MVP to last year is due largely to volatility in the equity markets and resulting unrealized losses on our equity portfolio. Finally, we compare our relative growth in book value over a five-year period to our peer companies and use that performance as a factor in calculating incentive compensation. For the five-year period ending in 2015, our relative rank among peer companies for this metric remained at second among 14 companies, the same as in 2014.

With the exception of gross written premium, the financial metrics above are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than gross written premium) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Executive Vice President, Operations and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO, COO, CFO and Executive Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance.

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our executive officers whose compensation is included in the Summary Compensation Table (referred to herein collectively as “named executive officers” or “NEOs”), as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 7, as of December 31, 2015, executive officers and Directors beneficially held 6.3 percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE ERC OPERATES

ERC MEMBERS

From January 1, 2015 through May 7, 2015, the members of the ERC were Ms. Allen (Chair) and Messrs. Ahlmann, Graham, and McPheeters. After May 7, 2015, the members of the ERC were Ms. Allen (Chair) and Messrs. Scanlan, Graham and McPheeters. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards which are applicable to directors generally, and which are set out under the section entitled Corporate Governance and Board Matters on page 19.  The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement and (5) reviewing the Company’s employee benefit plans.

30    |    RLI Corp. 2016 Proxy Statement

ERC MEETINGS

The ERC held eight meetings in 2015. The ERC also held a joint meeting with the Audit Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Mr. Fick, the Company’s Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Michael and Fick, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO SAY-ON-PAY VOTE

At the May 2015 annual shareholder’s meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 97 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2015, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION.”

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•	annual base salary levels;
•	annual incentive targets and financial and personal goals; and
•	the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC.

In 2015 the Committee retained Meridian Compensation Partners to provide independent advice to the Committee with respect to two matters: (1) the determination of an appropriate group of peer companies used for (a) senior executive compensation benchmarking and (b) the relative growth in book value calculation in the MVP Executive Incentive Program; and (2) a review of the effectiveness of the MVP Executive Incentive Program relative growth in book value modifier. (The MVP Executive Incentive Program and relative growth in book value modifier is explained in further detail on pages 32-33.)

In 2015 management retained Willis Towers Watson to provide advice with respect to long-term incentive design and an overall assessment of the Company's executive compensation approach.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:
(a)	Base salary;
(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Executive Vice President, Operations;
(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;
(d)	Annual incentive awards under the Underwriter Profit Program for product group executives;
1.	Long-term incentive compensation granted under the LTIPs (as described herein); and under the MVP Program for the CEO; COO; CFO; and Executive Vice President, Operations;
2.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company does not provide any income tax gross-ups.

BALANCE OF SHORT -TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation the more senior the role is. The Committee also takes into account the significant ownership in Company stock by Messrs. Michael and Stone when determining their respective long-term incentive awards.

We consider those salary and annual incentive amounts earned in 2015 and paid in 2015 to be short-term compensation. MVP Program payments in 2015 made from amounts earned in prior years and credited to the bonus bank for prior year MVP Program awards; and the grant date fair value of stock options awards in 2015, on the other hand, are considered to be long-term compensation. The following table compares the percentage of total compensation which is short-term in nature, to the percentage which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2015)	Grant Date Fair Value of Stock Options Awarded)
Jonathan E. Michael	42%	58%
Michael J. Stone	39%	61%
Thomas L. Brown	48%	52%
Craig W. Kliethermes	47%	53%
Daniel O. Kennedy	81%	19%(1)
(1)

Mr. Kennedy does not participate in the MVP Program, but instead participates in the MIP, which does not have a bonus bank or long-term payout feature, and consequently his long-term percentage is less than the other NEOs.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in U.S. generally accepted accounting principles “GAAP” book value), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments

32    |    RLI Corp. 2016 Proxy Statement

at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium multiplied by the Company’s beta. The Company’s cost of debt capital is the forward market rate on debt outstanding on the outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2015, participation in the MVP Program was limited to Messrs. Michael, Stone, Brown and Kliethermes. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (the CEO, COO, CFO and Executive Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of RLI's five-year growth in book value to that of its Peer Companies. (RLI’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.)

For 2015, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2015 was as follows: 2.7 percent for Mr. Michael, 1.5 percent for Mr. Stone, 1.3 percent for Mr. Kliethermes, and 1.0 percent for Mr. Brown. The ERC set the percentage incentive awards for 2015 based on the factors described above and based on the range of expected MVP to be created by the Company in 2015 and the projected incentive awards and incentive payouts that would result. For 2015, the reduction of Mr. Stone's percentage award (from 1.8 percent to 1.5 percent) and increase in Mr. Kliethermes' percentage award (from 1.0 percent to 1.3 percent) were made in anticipation of Mr. Stone's retirement at the end of 2015 and Mr. Kliethermes' anticipated promotion to President & COO at that time, both of which have occurred.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2011. Pursuant to the Annual Incentive Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to decrease MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2015, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2015 from the following peer companies: Alleghany Corp.; AmTrust Financial Services; Argonaut Group, Inc.; Baldwin & Lyons Inc.; Endurance Specialty Holdings LTD.; Global Indemnity; HCC Insurance Holdings, Inc.; Markel Corp.; Meadowbrook Insurance Group Inc.; National Interstate Corp.; Navigators Group Inc.; Old Republic International Corp.; and OneBeacon Insurance Group Ltd. (“Peer Company(ies)”). The ERC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The ERC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2015, the Company’s market capitalization was seventh among the 14 companies compared.

Each year, the ERC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2014 data reviewed in 2015 comparison) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2015, based on 2014 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five -Year TSR
RLI Rank	1	2	2	10	6	2

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2015 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increases for himself or for Messrs. Stone, Kliethermes and Brown based on as assessment of annual cash compensation levels (base salary and annual incentive payouts from the MVP Program) for those individuals. Mr. Michael recommended a 2.1 percent increase for Mr. Kennedy consistent with the overall merit increase budget for the company and the placement of his base salary within a competitive pay range. The ERC and Board approved Mr. Michael’s recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award. For 2015, Messrs. Michael, Stone, Brown and Kliethermes had shared annual objectives related to the ongoing implementation of a company-wide executive succession and development process; strategy; relative annual financial performance; and growth initiatives.  The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100% on all goals.  The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

For 2015, annual objectives were evaluated by the Committee and an 80 percent overall achievement factor was applied. The following annual incentive compensation was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2015 MVP	Percentage	2015 Preliminary	20% Annual Component	Achievement	2015 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$65.5 million	2.7%	$1,769,229	$353,846	80%	$283,077
M. Stone	$65.5 million	1.5%	$982,905	$196,581	80%	$157,265
T. Brown	$65.5 million	1.0%	$655,270	$131,054	80%	$104,843
C. Kliethermes	$65.5 million	1.3%	$851,851	$170,370	80%	$136,296

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals: operating return on equity (“ROE”), combined ratio and MVP. Awards are based on actual results for these metrics and achievement of personal objectives.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share

34    |    RLI Corp. 2016 Proxy Statement

repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on pages 32-33.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Securities Exchange Act of 1934. Mr. Michael approves award levels for other MIP participants.

For 2015, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Mr. Kennedy of 75 percent of his respective year-end base salary, 60 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 15 percent of which was based on personal objectives related to strategic legal projects.

Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum 75 Percent
						Target
Target ROE %		Bonus %		Target MVP	Bonus %	Combined Ratio		Bonus %
Less than	6.0	0.000	Less than	$0	0.000	Greater than	100.0	0.000
	7.0	2.222		12,000,000	2.182		99.0	1.010
	8.0	4.444		24,000,000	4.364		97.0	3.030
	9.0	6.667		36,000,000	6.545		95.0	5.051
	10.0	8.889		48,000,000	8.727		92.6	7.475
	11.0	11.111		60,000,000	10.909		90.0	10.101
	12.0	13.333		72,000,000	13.091		87.6	12.526
	13.0	15.556		84,000,000	15.273		85.0	15.152
	14.0	17.778		96,000,000	17.455		82.6	17.576
Max	15.0	20.000	Max	110,000,000	20.000	Max	80.0	20.000

In 2015, the Company achieved the following actual results: ROE of 13.3 percent, MVP of $65.5 million, and a combined ratio of 84.5. Mr. Kennedy received a 2015 MIP award of $183,430 reflective of 16.22 percent of year-end base salary for the ROE goal, 11.91 percent for the MVP goal, 15.66 percent for the combined ratio goal and 9.38 percent for personal objectives.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 32-33. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive, or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. RLI’s relative growth in book value is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

RLI’s Relative Five-Year Book Value per Share Growth
125% (maximum)	90th percentile of peers or greater
100% (target)	60th percentile of peers
80% (minimum)	33rd percentile of peers or less
Results between the stated values for relative performance
will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP. In light of the clawback feature of the MVP Program in the event of negative MVP, and given the lack of a regulatory framework for clawbacks under the Dodd-Frank Act, the ERC has decided to wait to implement broader clawback provisions until after such regulations are finalized.

The Company’s MVP in 2015 was $ 65.5 million compared to MVP of $99.7 million in 2014. The following table shows the manner in which 2015 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Stone, Brown and Kliethermes.

2015 MVP Program Incentive Awards and Payouts

Personal Objectives Achieved	80.0%
Peer Company Adjustment Factor	125%	RLI Rank 2/14
	(A)
2015 MVP Achieved (after tax)	$65,527,000

Formula for
2015 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Personal	Personal		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Jonathan E. Michael	2.7%	1,769,229	353,846	283,077	1,415,383	1,769,229
Michael J. Stone	1.5%	982,905	196,581	157,265	786,324	982,905
Thomas L. Brown	1.0%	655,270	131,054	104,843	524,216	655,270
Craig W. Kliethermes	1.3%	851,851	170,370	136,296	681,481	851,851

Formula for 2015
Payout from MVP Bank:	(H)	(G)(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2015 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	5,754,562	1,769,229	7,523,791	2,482,851	5,040,940
Michael J. Stone	3,743,513	982,905	4,726,418	NA	NA
Thomas L. Brown	1,532,668	655,270	2,187,938	722,020	1,465,918
Craig W. Kliethermes	1,821,700	851,851	2,673,551	882,272	1,791,279

Formula for Total
2015 MVP Payout:		(E)(from above)
	(J)(from above)	Payout of 2015	(L = J + E)
	Payout	Personal Objectives	Total 2015
Participant	of Bank ($)	Component ($)	Payout ($)(2)
Jonathan E. Michael	2,482,851	283,077	2,765,928
Michael J. Stone	NA	157,265	4,914,641
Thomas L. Brown	722,020	104,843	826,863
Craig W. Kliethermes	882,272	136,296	1,018,568

36    |    RLI Corp. 2016 Proxy Statement

(1)

Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (1.1 percent) was accrued on the unpaid bonus bank balance on December 31, 2015. The following interest was accrued to the December 31, 2015 bonus bank balance as follows: Mr. Michael, $62,611; Mr. Stone, $40,731; Mr. Kliethermes, $19,821; and Mr. Brown, $16,676

(2)

Mr. Stone retired from the Company as of December 31, 2015.  Pursuant to the MVP Guidelines, a lump sum distribution of his Bonus Bank will be made on July 1, 2016.  The amount paid on July 1, 2016 will include interest at the three-year U.S. Government Treasury Note rate (1.31%) for the period of time January 1, 2016 – June 30, 2016 of $30,958. The Total 2015 Payout for Mr. Stone of $4,914,641 includes the payout of 2015 Personal Objective Component and the entire Bonus Bank, including interest.

LONG-TERM INCENTIVE PLANS

The Company has three long-term incentive plans which cover our award of equity/stock-based compensation to participants.  Those plans are the Omnibus Plan (effective 2005 to 2010), the 2010 Long-Term Incentive Plan (“2010 LTIP”) effective from 2010 to 2015, and the 2015 Long-Term Incentive Plan (“2015 LTIP”).  The Omnibus Plan and 2010 LTIP are inactive, and the 2015 LTIP is currently in effect. Together, these plans are referred to sometimes as “LTIPs”

Under the Company’s Omnibus Plan certain employees, officers, consultants and directors of the Company were eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. The 2010 LTIP was adopted in 2010 and replaced the Omnibus Plan. The 2015 LTIP, described immediately below, was adopted in 2015 and replaced the 2010 LTIP. Messrs. Michael, Stone, Brown, Kliethermes and Kennedy have outstanding stock option awards under the 2010 LTIP and the 2015 LTIP.

The purpose of our equity-based incentive plans is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2015 LTIP, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 40, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary, has been established for all other Company executives.

In 2015, the Company awarded long-term incentives in the form of non-qualified stock option grants to Company executives in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). Mr. Stone does not approve Mr. Michael’s or his own award. The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of executive management and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed stock option awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then recommends stock option awards to the Board for approval. Options granted prior to May 2009 expire 10 years after grant, options awarded from May 2009 and after expire eight years after grant. The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that all unexercised options granted in May 2006 and thereafter are forfeited in the event the employment of an option recipient is terminated for cause.

In the event of a change of control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provision for the replacement of the outstanding awards by the substitution of equity based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2015, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 8.1 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.032 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of 3 percent of eligible compensation. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan. For 2015, in addition to the safe harbor 3 percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 1.8 percent of participants’ eligible compensation and plan forfeitures equal to 0.216 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years. Mr. Kliethermes deferred income for 2015 under the Deferred Plan. Messrs. Michael, Stone, Brown, and Kennedy did not defer any income for 2015. Each of the NEOs has deferred income under the Deferred Plan in prior years and their respective accounts are credited with dividends on shares held in their account, which are used to purchase additional shares.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common

38    |    RLI Corp. 2016 Proxy Statement

Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan and the plan is now frozen.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2015 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control.

Post Termination Compensation

						Deferred
	Termination of					Compensation
Name	Employment Scenarios	MVP/MIP ($)		LTIPs ($)		($)	Key Plan ($)	Total ($)
Jonathan E. Michael	Departure Other Than Death, Disability, or Retirement	NA	(1)	NA	(1)	2,976,137	7,374,472	10,350,609
	Departure From Death, Disability, or Retirement	7,806,868		14,325,860		2,976,137	7,374,472	32,483,337
	For Cause	0		0		2,976,137	7,374,472	10,350,609
	Change in Control	7,806,868		14,325,860		2,976,137	7,374,472	32,483,337
Michael J. Stone	Departure Other Than Death, Disability, or Retirement	NA	(1)	NA	(1)	3,649,338	0	3,649,338
	Departure From Death, Disability, or Retirement	4,914,641		7,895,732		3,649,338	0	16,459,711
	For Cause	0		0		3,649,338	0	3,649,338
	Change in Control	4,914,641		7,895,732		3,649,338	0	16,459,711
Thomas L. Brown	Departure Other Than Death, Disability, or Retirement	0		658,520		403,671	0	1,062,191
	Departure From Death, Disability, or Retirement	2,292,781		3,117,760		403,671	0	5,814,212
	For Cause	0		0		403,671	0	403,671
	Change in Control	0		3,117,760		403,671	0	3,521,431
Craig W. Kliethermes	Departure Other Than Death, Disability, or Retirement	0		178,904		1,016,238	0	1,195,142
	Departure From Death, Disability, or Retirement	2,809,847		3,076,172		1,016,238	0	6,902,257
	For Cause	0		0		1,016,238	0	1,016,238
	Change in Control	0		3,076,172		1,016,238	0	4,092,410
Daniel O. Kennedy	Departure Other Than Death, Disability, or Retirement	0		63,558		79,600	0	143,158
	Departure From Death, Disability, or Retirement	183,430		1,363,380		79,600	0	1,626,410
	For Cause	0		0		79,600	0	79,600
	Change in Control	0		1,363,380		79,600	0	1,442,980
(1)	Messrs. Michael and Stone have met the requisite age and years of service to qualify for retirement upon their departure from the Company.

Except as described below, the Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. Also, see discussion of Mr. Stone’s Consulting Agreement on page 22.

MVP/MIP. Under the Company’s Annual Incentive Compensation Plan (which governs MVP and MIP), an employee must be employed on the last calendar day of the year, unless the employee’s termination of employment was due to death, disability, or retirement. Retirement requires: (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or retirement assuming all NEOs would have met the definition of retirement at year-end 2015, although only Messrs. Michael and Stone automatically met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity to age 65 using the interest rate for the five-year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our equity-based compensation plans, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the LTIPs as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2015, Messrs. Michael’s and Stone’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s or Mr. Stone’s termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. For illustration purposes, the table shown above assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2015 to realize the in-the-money value of those options.  Because Messrs. Michael and Stone qualify for retirement as described above, their respective MVP bonus banks are vested and would be paid out in the event of a change in control. Because the MVP and MIP bonus programs have no change in control provisions, the respective MVP or MIP payouts for Messrs. Kliethermes, Brown, and Kennedy would be -0- in the event of a change in control.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0	x	Base Salary
COO	4.0	x	Base Salary
CFO; Executive VP	3.0	x	Base Salary
Senior Vice President	2.0	x	Base Salary
Vice President	1.5	x	Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. All NEOs have met their respective stock ownership goals and Messrs. Michael and Stone have greatly exceeded their respective stock ownership goal. The Company implemented a formal policy in 2015 prohibiting the named executive officers from using financial instruments to reduce the risk of holding company stock (hedging); or from using company shares for margin trading or collateral purpose.  At the time the policy was implemented, none of the named executive officers had engaged in hedging, pledging, or margining shares of RLI stock.

40    |    RLI Corp. 2016 Proxy Statement

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The Compensation Discussion & Analysis provides information about the fiscal 2015 compensation programs for our executive officers who, in 2015, were:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	62	President & Chief Executive Officer	1985
Michael J. Stone (1)	67	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997
Thomas L. Brown (2)	59	Vice President, Chief Financial Officer	2011
Craig W. Kliethermes	51	Executive Vice President, Operations of the Company’s principal insurance subsidiaries	2007
Daniel O. Kennedy	51	Vice President, General Counsel	2006
Todd W. Bryant	47	Vice President, Finance, and Controller	2009
Aaron P. Diefenthaler (3)	42	Vice President, Chief Investment Officer, and Treasurer	2012
(1)	Mr. Stone retired from the Company effective December 31, 2015.
(2)

Mr. Brown joined RLI in September 2011. Prior to joining RLI, he was a partner at the accounting firm of PricewaterhouseCoopers LLP (“PwC”), where he specialized in the financial services and insurance industries. Mr. Brown was at PwC from 1980 through 2011.

(3)

Mr. Diefenthaler was promoted to Vice President, Chief Investment Officer, and Treasurer in November 2014. Prior to his promotion Mr. Diefenthaler had been Vice President, Chief Investment Officer since January 23, 2012. Prior to joining the Company, Mr. Diefenthaler was Principal and Portfolio Manager with AAM Insurance Investment Management from 2002 to January 2012.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; Vice President, Chief Financial Officer; and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers” or “NEOs”. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Stone, Brown, and Kliethermes reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in greater detail on pages 35-36, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)(3)	Earnings ($)	($)(4)(5)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2015	775,000			440,350	2,765,928		52,530	4,033,808
President & Chief Executive Officer	2014	766,058	0	0	533,150	3,274,719	–	67,652	4,641,579
	2013	750,000	0	0	687,550	3,413,906	–	45,103	4,896,559

Michael J. Stone	2015	525,000			399,985	4,914,641		44,760	5,884,386
President & Chief Operating Officer of the	2014	521,423	0	0	389,485	2,137,905	–	47,778	3,096,591
Company’s principal insurance subsidiaries	2013	515,000	0	0	496,560	2,208,936	–	52,256	3,272,752

Thomas L. Brown	2015	405,000			268,200	826,863		34,858	1,534,921
Vice President, Chief Financial Officer	2014	399,635	0	0	231,300	921,208	–	46,678	1,598,821
	2013	373,731	0	0	258,800	832,479	–	40,593	1,505,603

Craig W. Kliethermes	2015	430,000			357,600	1,018,568		36,328	1,842,496
EVP, Operations of the Company’s	2014	419,269	0	0	292,980	1,062,018	–	46,288	1,820,555
principal insurance subsidiaries	2013	385,692	0	0	258,800	1,041,017	–	40,593	1,726,102

Daniel O. Kennedy	2015	342,308			120,690	183,430		34,858	681,286
Vice President, General Counsel	2014	334,602	0	0	104,085	227,511	–	43,543	709,741
	2013	325,102	0	0	129,400	207,370	–	40,593	702,465

(1)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2016.

(2)

The amount shown in column (g) for Messrs. Michael, Stone, Brown and Kliethermes reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 32-33, and includes the annual award payout under that Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2015. The amounts reflected in column (g) for Mr. Kennedy for 2013 – 2015 reflect the cash awards paid under the MIP, which is discussed in further detail on pages 34-35.

(3)

Mr. Stone retired from the Company as of December 31, 2015.  Pursuant to MVP Guidelines, a lump sum distribution of his Bonus Bank will be paid on July 1, 2016.  The amount paid on July 1, 2016 will include interest at the three-year U.S. Government Treasury Note rate (1.31%) for the period of time January 1, 2016 – June 30, 2016 of $30,958.  The amount reflected in this column includes payout of 2015 Personal Objectives Component and the entire Bonus Bank, including interest, which will be paid on July 1, 2016.

(4)	The amounts shown in column (i) include:
a.	A Company contribution to the ESOP of $22,032 for 2015; $27,958 for 2014, and $26,240 for 2013 for each of the NEOs.
b.	A Company contribution to the 401(k) Plan of $12,807 for 2015; $15,571 for 2014, and $14,337 for 2013 for each of the NEOs.
c.

Amounts for executive physical examinations for Messrs. Michael, Stone and Kliethermes; and proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

(5)

Messrs. Michael and Stone were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2015, at an hourly rate established from time to time by the Board, limited to the maximum hourly charges equal to 6.5 percent of base salary. The hourly rate for 2013 - 2015 has been set at $1,800 per hour which takes into account the variable hourly operating cost, including fuel prices, of the Company aircraft. The amounts included in the All Other Compensation column for Messrs. Michael and Stone reflect the difference between the Company’s hourly variable

42    |    RLI Corp. 2016 Proxy Statement

operating costs, less the hourly rates paid by them, for all person hours flown in a year as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
	Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
	2015	14.4	$ 2,981	$ 1,800	$ 1,181	$ 17,006
Jonathan Michael	2014	14.8	$ 3,429	$ 1,800	$ 1,629	$ 24,109
	2013	2.9	$ 3,355	$ 1,800	$ 1,555	$ 4,510
	2015	8.3	$ 2,981	$ 1,800	$ 1,181	$ 9,802
Michael Stone	2014	2.6	$ 3,429	$ 1,800	$ 1,629	$ 4,325
	2013	7.5	$ 3,355	$ 1,800	$ 1,555	$ 11,663

(6)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Mr. Michael, along with the Company’s then President, Gerald Stephens, and then CFO, Joseph Dondanville, were elected to the Board of Directors of Maui Jim. Of those three, only Mr. Michael continues to hold this position. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Mr. Michael for his service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $67,878 in 2013 and $33,939 in 2014 on his shares of Maui Jim stock. No dividend was paid by Maui Jim in 2015. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2013 or 2014.

Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Brown, Stone and Kliethermes, and under the MIP for Mr. Kennedy. The table also shows information regarding grants of stock options made to the named executive officers under the LTIPs.

						All Other	Exercise
						Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under			Number of	Price of	Fair Value
		Grant	Non-Equity Incentive Plan Awards			Securities	Option	of Stock
		Approval				Underlying	Awards	and Option
Name	Grant Date	Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Options (#)(4)	($/Sh)(5)	Awards($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/02/15	05/01/14				15,000	46.82	134,550
	05/07/15	05/07/15				10,000	47.61	89,400
	08/03/15	05/07/15				10,000	54.14	103,700
	11/02/15	05/07/15				10,000	59.04	112,700
		N/A	—	3,274,719	7,500,000
Michael J. Stone	02/02/15	05/01/14				10,500	46.82	94,185
	05/07/15	05/07/15				10,000	47.61	89,400
	08/03/15	05/07/15				10,000	54.14	103,700
	11/02/15	05/07/15				10,000	59.04	112,700
		N/A	—	2,137,905	7,500,000
Thomas L. Brown	05/07/15	05/07/15				30,000	47.61	268,200
		N/A	—	921,208	7,500,000
Craig W. Kliethermes	05/07/15	05/07/15				40,000	47.61	357,600
		N/A	—	1,062,018	7,500,000
Daniel O. Kennedy	05/07/15	05/07/15				13,500	47.61	120,690
		N/A	—	172,500	258,750

(1)

The MVP Program applicable to Messrs. Michael, Stone, Kliethermes, and Brown discussed in further detail on pages 32-33, does not provide for a minimum threshold award level. Mr. Kennedy, participates in the MIP and the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on pages 34-35, which is equal to zero if personal objectives and financial goals are not met.

(2)

The MVP Program applicable to Messrs. Michael, Stone, Kliethermes, and Brown does not provide for a target award. The amounts shown in column (d) are their respective 2014 MVP Program payouts for 2014 performance, which are shown as representative amounts for a target MVP Program awards for 2015.   For Mr. Kennedy, the amount in column (d) represents his target award under MIP which is equal to 50 percent of his annual base salary rate at year-end.

(3)

The amounts shown in column (e) for Messrs. Michael, Stone, Kliethermes, and Brown reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2011, which governs the MVP Program.  For Mr. Kennedy, the amount shown under column (e) represents his maximum award under MIP which is equal to 75 percent of his annual base salary at year-end.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2015 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Michael and Stone’s age and years of service exceeded 75 in 2006 and 2010, respectively, the ERC decided to grant option awards to Mr. Michael beginning in 2006 and Mr. Stone in 2010 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

(5)

Option exercise prices adjusted to reflect a reduction in exercise price equal to the $2.00 special dividend paid on December 22, 2015 to avoid dilution to option holders. The grant date fair value of stock option award did not change as a result of such exercise price adjustments.

44    |    RLI Corp. 2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2015. The number of options and exercise price reflect the two-for-one stock split effective January 15, 2014.

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	17,000	0		13.63	11/01/18
	13,600	3,400		16.14	02/01/19
	24,000	6,000		17.87	05/05/19
	24,000	6,000		19.81	08/01/19
	24,000	6,000		22.30	11/01/19
	18,000	12,000		27.31	02/01/20
	18,000	12,000		25.35	05/03/20
	18,000	12,000		22.63	08/01/20
	18,000	12,000		24.92	11/01/20
	12,000	18,000		28.24	02/01/21
	8,000	12,000		29.42	05/02/21
	8,000	12,000		35.27	08/01/21
	8,000	12,000		40.55	11/01/21
	4,000	16,000		35.43	02/03/22
	3,000	12,000		38.21	05/01/22
	3,000	12,000		38.15	08/01/22
	3,000	12,000		44.26	11/03/22
	0	15,000		46.82	02/02/23
	0	10,000		47.61	05/07/23
	0	10,000		54.14	08/03/23
	0	10,000		59.04	11/02/23

Michael J. Stone	2,400	0		13.63	11/01/18
	0	2400		16.14	02/01/19
	12,800	3200		17.87	05/05/19
	12,800	3200		19.81	08/01/19
	12,800	3200		22.30	11/01/19
	9,600	6400		27.31	02/01/20
	9,600	6400		25.35	05/03/20
	9,600	6400		22.63	08/01/20
	9,600	6400		24.92	11/01/20
	6,400	9600		28.24	02/01/21
	6,400	9600		29.42	05/02/21
	6,400	9600		35.27	08/01/21
	6,400	9600		40.55	11/01/21
	3,200	12800		35.43	02/03/22
	2,100	8400		38.21	05/01/22
	2,100	8400		38.15	08/01/22
	2,100	8400		44.26	11/03/22
	0	10500		46.82	02/02/23
	0	10000		47.61	05/07/23
	0	10000		54.14	08/03/23
	0	10000		59.04	11/02/23

Thomas L. Brown	0	4000		19.25	10/03/19
	0	14400		25.35	05/03/20
	16,000	24000		29.42	05/02/21
	6,000	24000		38.21	05/01/22
	0	30000		47.61	05/07/23

Craig W. Kliethermes	0	7200		17.87	05/05/19
	0	14400		25.35	05/03/20
	0	24000		29.42	05/02/21
	7,600	30400		38.21	05/01/22
	0	40000		47.61	05/07/23

Daniel O. Kennedy	0	4000		17.87	05/05/19
	0	8000		25.35	05/03/20
	0	12000		29.42	05/02/21
	2,700	10800		38.21	05/01/22
	0	13500		47.61	05/07/23

(1)

These grants are included in column (f) of the Summary Compensation Table on page 42 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

(2)	Option exercise price adjusted to reflect a reduction in the exercise price equal to the $3.50 special dividend paid

December 29, 2010, $2.50 special dividend paid December 20, 2011, $2.50 special dividend paid December 20, 2012, $1.50 special dividend paid December 20, 2013, $3.00 special dividend paid December 22, 2014, and $2.00 special dividend paid on December 22, 2015 to prevent dilution to stock option holders. The adjustments described above for each of the years 2010–2013 are adjusted to reflect the two-for-one stock split that occurred on January 15, 2014.

(3)

Mr. Stone’s last day of employment was December 31, 2015.  Pursuant to the terms of the LTIPs, all of Mr. Stone’s outstanding stock options vested as of January 1, 2016 and the term was reduced to the shorter of three years or the original term.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2015). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	262,000	10,921,594
Michael J. Stone	43,200	1,853,448
Thomas L. Brown	31,600	1,027,530
Craig W. Kliethermes	92,400	3,268,636
Daniel O. Kennedy	31,520	1,125,483

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2015. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)(2)(3)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	0	2,444,834	10,350,609
Michael J. Stone	0	861,982	3,649,338
Thomas L. Brown	92,121	92,657	403,671
Craig W. Kliethermes	40,000	238,869	1,016,238
Daniel O. Kennedy	0	18,801	79,600
(1)	Contributions shown are in respect to deferred compensation elections for compensation earned in 2014 and contributed in 2015.
(2)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 38, and the Key Plan, which is described in further detail on pages 38-39. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2013, 2014 or 2015, and no contributions were made on his behalf under the Key Plan in 2013, 2014 or 2015. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2013, 2014 or 2015 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(3)

The amounts shown for Messrs. Stone, Kliethermes, Brown and Kennedy in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 38. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Plan. Mr. Brown deferred income under the Deferred Plan in 2013 and 2014. Mr. Kliethermes deferred income under the Deferred Plan in 2013, 2014 and 2015. Messrs. Kennedy and Stone did not defer income under the Deferred Plan in 2013, 2014 or 2015. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2013, 2014 or 2015 for Messrs. Stone, Kliethermes, Brown and Kennedy. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

46    |    RLI Corp. 2016 Proxy Statement

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the ERC and Audit Committee. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Compensation; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Executive Vice President, Operations participate in the MVP Program, an incentive program described in further detail on pages 32-33. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of each MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a peer company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in book value over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the independent directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, peer company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time.

The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT COMPENSATION

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board (FIC);
•	The FIC has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;
•	All security transactions must be approved by three Company officers; and
•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 40. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual Committee responsibilities with respect to risk oversight are included in their respective Charters. The Audit Committee generally oversees overall enterprise risk management, risk profile and risk assessment. The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors loss reserves, among other activities. The Company’s Vice President, Internal Audit reports jointly to Mr. Michael, administratively, and to the Audit Committee, functionally, to ensure an open and effective line of communication with respect to Company risk oversight. The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities. The Financing and Investment Committee and Audit Committee meet annually to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the Executive Resources Committee monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance. The ERC and Audit Committee meet annually to discuss executive compensation and safeguards against unnecessary and excessive risk. The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including, but not limited to corporate governance, regulatory,

48    |    RLI Corp. 2016 Proxy Statement

legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board for oversight of the Company’s corporate strategy and corporate growth/development and associated risks. Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the Omnibus Plan, the 2010 LTIP and the 2015 LTIP. As of December 31, 2015, the Company had 43,544,128 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

			Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)		(c)
Equity compensation plans
approved by shareholders (1)	2,582,220(2)	$32.42	3,491,000(3)

Equity compensation plans not
approved by shareholders (4)	–	–	(5)

Total	2,582,220	$32.42	3,491,000
(1)	Consists of the Omnibus Plan, the 2010 LTIP and the 2015 LTIP.
(2)

Includes options to purchase 90,160 shares exercisable under the Omnibus Plan, 1,983,060 options to purchase shares exercisable under the 2010 LTIP and 509,000 options to purchase shares exercisable under the 2015 LTIP. The weighted average remaining contractual life of the outstanding options is 5.32 years.

(3)	Shares available for future issuance under the 2015 LTIP.
(4)	Consists of the Director Deferred Plan and the Deferred Plan.
(5)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 24, 2016, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company’s By-Laws provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Pursuant to our By-Laws, in order for a shareholder to nominate a Board candidate at Company shareholder meetings, such nomination must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s) and (e) arrangements relating to the Company’s stock. The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties and (d) certain arrangements involving the shareholder and the Company’s stock. The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2017 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter before February 4, 2017.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s restated By-Laws, which were filed with the SEC on Form 8-K on May 6, 2011.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to vote your proxy in one of the manners described on page 8 of this Proxy Statement.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel

Peoria, Illinois

March 24, 2016

50    |    RLI Corp. 2016 Proxy Statement

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2016 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 5, 2016, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614.

INTERNET VOTING

As a convenience, RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

Wells Fargo Shareholder Services
P.O. Box 64854
St. Paul, MN 55164-0854
Phone: 800-468-9716 or 651-450-4064
Fax: 651-450-4033
www.shareowneronline.com

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

If you wish to sign up for the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar, as noted above.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2015 Annual Report to Shareholders, which contains our 2015 Form 10-K Annual Report and this 2016 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, please contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our 2016 Proxy Statement, 2015 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2015 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our proxy statements, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you promptly upon your written or oral request. Please contact our Vice President, Corporate Development Aaron Jacoby at 309-693-5880, at aaron.jacoby@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2015 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Vice President, Corporate Development Aaron Jacoby at the contact information listed above.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com (Information on the website is not incorporated by reference into this Proxy Statement.)

Exhibit A

RLI CORP. ANNUAL INCENTIVE COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2016

I.ESTABLISHMENT AND PURPOSE

RLI Corp. (the “Company”) established the RLI Incentive Compensation Plan (the “Plan”), effective January 1, 2006, for the benefit of its employees and employees of its Affiliates.  The Plan was intended to amend, consolidate and restate certain prior incentive compensation plans established by the Company.  The terms of the Plan, as set forth herein, shall apply to Awards granted under the Plan on and after the Effective Date.  Except as otherwise provided, Awards granted under the Company’s incentive compensation plans in effect prior to the Effective Date shall be governed by the terms of such plans.  The Company previously restated the Plan, effective January 1, 2009, to comply with the requirements of the final regulations issued under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (“Code”); again, effective January 1, 2010, to amend the Plan’s definition of “Retirement”, to amend provisions of the Plan relating to the designation of Plan beneficiaries, to change the term “Board Approval Limit” to “Committee Approval Limit”, and to clarify the application of the maximum Award provision; and again, effective January 1, 2011 to expand the Plan’s definition of “Performance Goals” and to expand the circumstances under which a Participant may be considered to have a “Retirement” under the Plan.  The Company again hereby restates the Plan, effective January 1, 2016, to provide for Bonus Banks and other contingent deferred payments of Awards to become vested upon a Change in Control, to further expand the Plan’s definition of “Performance Goals” and in certain other clarifying respects.

The Plan is intended to align incentive compensation with achieving the financial performance factors on which the Company’s market value is driven.  The Plan is also designed to promote the accomplishment of management’s primary annual objectives as reflected in the Company’s annual operating plan and in the objectives established by management for employees, and to recognize the achievement of management’s objectives through the payment of incentive compensation.

The Plan provides for incentive payments to employees based upon the achievement of pre-established performance goals.  The performance goals may be annual, partial-year or multi-year goals.  Incentive compensation payable under the Plan is intended to be deductible by the Company in accordance with Section 162(m) of the Code.  The Company may adopt a variety of bonus and incentive programs under the Plan provided such programs are based on the performance goals described herein.

II.DEFINITIONS

For purposes of the Plan, unless the context otherwise requires, the following terms shall have the meanings set forth below.

2.1“Affiliate” means any corporation that is part of a controlled group within the meaning of Code Section 414(b) or (c).

2.2“Award” means an award of incentive compensation under the Plan to a Participant in accordance with the terms set forth herein.

2.3“Board” means the Board of Directors of the Company as constituted at the relevant time.

2.4“Bonus Bank” means a deferred payment arrangement established under Section 6.2.

2.5“Bonus Payment Date” means the date on which Awards with respect to a Performance Period are paid, which shall not be later than March 15th of the year following the applicable Performance Period except to the extent the payment of such Award is credited to a Participant’s Bonus Bank or otherwise deferred pursuant to the terms of the RLI Corp. Executive Deferred Compensation Plan.

2.6“Bonus Pool” means an amount available for distribution to Participants who have been assigned an interest in the Bonus Pool (e.g. the Market Value Potential bonus pool arrangement in effect as of the Effective Date).  The amount of the Bonus Pool will be determined by the Committee based on the Performance Goals.

2.7“Cause” means termination for reasons described in Section 6.3.

2.8“Change in Control” means each of the following:

52    |    RLI Corp. 2016 Proxy Statement

(i) The date any “Person,” within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or (C) any entity of the Company for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or

(ii)  The date the Company consummates a merger or consolidation with another entity, or engages in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquires another entity by means of a statutory share exchange or an exchange offer, or engages in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

(A)

the stockholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation

(I)be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board of directors or other governing body of the resulting or acquiring entity; and

(II)be the Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or

(B)

those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.

(iii)The date of the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined in paragraph (i) above) other than an Affiliate; or

(iv)The date the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board or nominated by the Board or its nominating/governance committee for election by the shareholders shall constitute a majority of the total number of directors of the Company as fixed by its By-Laws.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in paragraph (i), (ii), (iii) or (iv) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

2.9“Code” means the Internal Revenue Code of 1986, as amended.

2.10“Committee” means the Executive Resources Committee of the Board, as constituted at the relevant time, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code who are not eligible for participation in the Plan.

2.11“Committee Approval Limit” means a predetermined Award level above which the independent directors of the Board approve Awards in accordance with Section 5.3(c).

2.12“Company” means RLI Corp., an Illinois corporation.

2.13“Disability or Disabled,” with respect to a Participant, means that: (a) the Participant (i) satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, and (ii) the Participant is unable to engage in any substantial gainful activity by reasons of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

2.14“Eligible Employee,” for any Performance Period, means a 162(m) Employee and such other employees of the Company and its Affiliates as may be designated to participate in the Plan for such Performance Period.  An employee who is designated as eligible to participate in the Plan for a particular Performance Period is not necessarily eligible to participate in the Plan for any other Performance Period.

2.15“Effective Date” means January 1, 2016.

2.16“Fiscal Year” means the calendar year.

2.17“Normal Retirement Date,” of a Participant, means the date on which the Participant has attained a combined age and years of service with the Company of seventy-five.  For this purpose, Company service will be based only on Participant’s actual service with the Company (and not any other employer that may be acquired by the Company with respect to service prior to the acquisition) and shall be calculated based on the number of whole employment years the Participant has completed from the date of a Participant’s initial employment with the Company.  No credit shall be given for fractional years of service.

2.18“162(m) Employee,” for any Fiscal Year, means any employee described in Code Section 162(m)(3) and any other employee designated by the Committee as one who is reasonably expected to become an employee described in Code Section 162(m)(3).

2.19“Participant,” for any Performance Period, means an Eligible Employee who has commenced participating in the Plan for such Performance Period.

2.20“Performance Goals,” of a Participant for a Performance Period, are the goals established for the Performance Period, the achievement of which is a condition for receiving an Award under the Plan.

In the case of a Participant who is a 162(m) Employee, all Performance Goals must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained.  A Performance Goal is considered “pre-established” for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal.  However, in no event will a Performance Goal be considered to be pre-established if it is established after 25% of a Performance Period has elapsed.  A Performance Goal is considered “objective” if a third party having knowledge of the relevant facts could determine whether the goal is met.  A formula or standard is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  The Committee may provide for the adjustment of Performance Goals or performance results in accordance with Code Section 162(m) to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

Performance Goals may be based on one or more of the following criteria and may be based on attainment of a particular level of, or on a positive change in, a factor: revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, earnings per share, operating income, total shareholder return, stock price, market share, return on equity, return on capital, before-tax return on net assets, after-tax return on net assets, economic value added (economic profit), market value potential, underwriting profit, price-to-book ratio, price-to-earnings ratio, combined ratio, book value, book value per share, net operating cash flow, investment income, comprehensive earnings, gross written premium, net written premium, sales, costs, expense ratio, loss ratio, operating leverage, dividends paid, contribution from new products, customer satisfaction and employee satisfaction.  Such criteria may relate to one or any combination of two or more of Company, Affiliate, division or individual performance.

54    |    RLI Corp. 2016 Proxy Statement

2.21“Performance Period” means, generally, the Fiscal Year.  However, the Committee may, its discretion, designate a shorter or longer Performance Period.

2.22“Plan Administrative Committee” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Human Resources Officer of the Company or such other officers as the Committee may designate from time to time.

2.23“Retirement,” of a Participant, means the Participant’s Termination of Employment with the Company and all Affiliates on or after the Participant’s Normal Retirement Date.   In addition, the Committee or the Administrative Committee may specify, in its discretion, in a written Award agreement, policy or guideline that the Participant will be considered to have had a “Retirement”, and accordingly not forfeit otherwise forfeitable Plan benefits, if the Participant satisfies the terms of a non-competition covenant or under such other terms and conditions as specified by the Committee in its discretion.

2.24“Salary,” of a Participant for a Performance Period means the annualized base compensation payable to a Participant determined by the salary rate in effect on the last day of the Performance Period.  The salary rate shall be determined without regard to reductions or deferrals of compensation under qualified and nonqualified plans or welfare benefit plans.  The salary rate shall be determined without regard to fringe benefits, bonuses or other payments in addition to the Participant’s base compensation.

2.25“Target Performance Award” means a dollar amount (which may be expressed as a percentage of Salary) established for a Participant if the Performance Goal for the Participant is achieved.  The Target Performance Award may also state the maximum amount that may actually be paid to the Participant under Section 5.3 (which may be expressed as a percentage of Salary.)

2.26“Termination of Employment” with respect to a Participant, means the Participant’s separation from service with all Affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations under such section.  Solely for this purpose, a Participant who is an eligible Employee will be considered to have a Termination of Employment when the Participant dies, retires, or otherwise has a termination of employment with all Affiliates.  The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with an Affiliate under an applicable statute or by contract.  For purposes hereof, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for an Affiliate.  If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.  Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of such employee’s position of employment or any substantially similar position of employment, the Company may substitute a 29-month period of absence for such six-month period.

Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliate and the Participant reasonably anticipated that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than 49 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months).

Notwithstanding anything in the Plan to the contrary, in determining whether a Participant has had a Termination of Employment with an Affiliate, an entity’s status as an “Affiliate” shall be determined substituting “50 percent” for “80 percent” each place it appears in Code Section 1563(a)(1),(2), and (3) and in Treasury Regulation Section 1.414(c)-2.

The Company shall have discretion to determine whether a Participant has experienced a Termination of Employment in connection with an asset sale transaction entered into by the Company or an Affiliate, provided that such determination conforms to the requirements of Section 409A and the regulations and other guidance issued under such section, in which case the Company’s determination shall be binding on the Participant.

III.ADMINISTRATION

3.1Duties of Committee.  The Committee will administer the Plan.  Any actions taken by the Committee shall be by a majority vote of all Committee members or by unanimous written consent. The Committee may establish such rules and regulations as it deems necessary for the Plan and its interpretation.  In addition, the Committee may make such determinations and take such actions in connection with the Plan as it deems necessary.  Each determination made by the Committee in accordance with the provisions of the Plan will be final, binding and conclusive. The Committee may rely on the financial statements certified by the Company’s independent public accountants.

3.2Duties of Plan Administrative Committee.  Except as provided in Section 3.3, the Committee may delegate some or all of its administrative powers and responsibilities under the Plan to the Plan Administrative Committee. Unless the Committee determines otherwise, the Committee shall be treated as delegating its authority to the Plan Administrative Committee to the full extent permitted hereunder.  The Plan Administrative Committee may make such determinations and take such actions within the scope of such delegation and as otherwise provided in the Plan, as it deems necessary.  The Plan Administrative Committee may further delegate any duties delegated to it pursuant to this Section 3.2 to other officers or employees of the Company and any such delegation may allow for further delegation to other officers or employees.   Each determination made by the Plan Administrative Committee, or its delegate, will be final, binding and conclusive. The Plan Administrative Committee and its delegates may rely on the financial statements certified by the Company’s independent public accountants.  Notwithstanding any such delegation, the Committee may review and change any decision made by the Plan Administrative Committee or its delegate.

3.3Committee’s Duties with Respect to 162(m) Awards and to Amend or Terminate Plan.  Notwithstanding anything in the Plan to the contrary, in the case of Awards intended to qualify as performance-based compensation under Code Section 162(m), the Committee has retained the sole and exclusive authority to (i) establish the applicable Performance Goals), (ii) determine and certify the achievement of the applicable Performance Goals, and (iii) decrease the amount of the Awards pursuant to Section 5.2 and 5.3.  The Committee shall have sole and exclusive authority to modify, suspend, terminate or reinstate the Plan.

IV.ELIGIBILITY TO PARTICIPATE

Participation in the Plan is limited to Eligible Employees.  An employee who is a 162(m) Employee for a Performance Period shall be eligible to participate in the Plan for the Performance Period.  Prior to, or within an administratively reasonable period of time following, the beginning of a Performance Period, the Plan Administrative Committee, or its delegate, shall determine which other employees are Eligible Employees for the Performance Period.  The Committee has final authority to approve or disapprove the selection of any Eligible Employee.  An Eligible Employee (other than a 162(m) Employee) shall become a Participant only upon approval by the Plan Administrative Committee or its delegate and compliance with such terms and conditions as the Committee or Plan Administrative Committee may from time to time establish for the implementation of the Plan.

V.CALCULATION OF AWARDS

A Participant’s Award for a Performance Period is determined as follows:

5.1Establishing Performance Goals and Target Performance Awards and Board Approval Limits.  Prior to the beginning of a Performance Period or as soon thereafter as administratively reasonable, but no later than the time permitted under Code Section 162(m), the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate, (in the case of all other Participants), shall establish the Performance Goal or Goals and each Participant’s Target Performance Award.  Alternatively the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate (in the case of all other Participants), may establish a Bonus Pool for one or more Participants and assign Participants an interest in the Bonus Pool.  In addition, the Committee shall establish a Board Approval Limit for each Award made to a 162(m) Employee.

5.2Calculation of Awards. Following the close of a Performance Period, the Committee (in the case of the 162(m) Employees) and the Plan Administrative Committee (in the case of all other Participants) shall determine the actual Award payable to a Participant by (i) multiplying the percentage achievement of the Performance Goal against the Target Performance Award to determine the Participant’s Award for the Performance Period or (ii) multiplying the Participant’s interest in any Bonus Pool by the final amount of the Bonus Pool. No Award will be paid to a Participant if the percentage achievement of a Performance Goal is below any minimum level of performance established for such Performance Goal.  In no event shall the aggregate of all Award payments (including the amount of any Award credited to a Bonus Bank) with respect to a Participant in any Fiscal Year exceed $7,500,000, provided, however, that a payout from a bonus bank in a given year representing a partial payout of the amount of an Award credited to the bonus bank in the same year, shall not be counted toward the maximum to avoid double counting of such amount.

5.3 Adjustments and Certifications of Awards.  Once the determination in section 5.2 is made, the Committee, in the case of a Participant who is a 162(m) Employee, and the Plan Administrative Committee or its delegate in all other cases, shall:

(a)Review the amount of each Award and make any adjustments it, in its sole discretion, deems appropriate to the amount of the Award.  In general, each Participant’s Award will be the amount pre-established (when the Performance Goals were established) for achievement of the Performance Goals at the achievement levels described in Section 5.1.  However, at the discretion of the Plan Administrative Committee, this amount may be increased (except in the case of a Participant who is a 162(m) Employee) or decreased based upon such objective

56    |    RLI Corp. 2016 Proxy Statement

or subjective criteria, as it deems appropriate.  The Committee, in its discretion, may decrease (but not increase) the amount in the case of a 162(m) Employee based upon such objective or subjective criteria as it deems appropriate; and

(b)In the case of a Participant who is a 162(m) Employee, the Committee shall certify in writing the extent to which the Participant has satisfied each of the Performance Goals and all other material terms of an Award.

(c)In the case of any Award subject to a Committee Approval Limit, the independent directors serving on the Board may reduce the actual Award, but not below the Committee Approval Limit.

VI.PAYMENT OF AWARDS

6.1Timing of Award Payment.  Except as provided in Section 6.2 or as otherwise provided in the underlying written Award, program, guideline or other similar arrangement, a Participant’s Award for a Performance Period shall be paid in a cash lump sum to him or her on the Bonus Payment Date immediately following the end of the Fiscal Year in which the Performance Period ends.  A Participant who is also eligible to Participate in the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of any amount otherwise payable to him or her under this Section 6.1 to the extent permitted by such plan.

6.2Bonus Bank.  Prior to the beginning of a Performance Period, the Committee may specify that a portion of an Award will be credited to a Bonus Bank.  Any such Award will be in writing and shall specify a fixed schedule of payments and such other terms and conditions as the Committee or Plan Administrative Committee may choose.  The terms of the Award may provide that amounts credited to the Bonus Bank may be reduced if Performance Goals in a subsequent Performance Period are not met.  Amounts deposited to the Bonus Bank will be credited with interest equivalent to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

6.3Change in Employment Status During Performance Period.  Except as provided in this Section 6.3 or as otherwise provided in the underlying written Award, program, guideline or other similar arrangement, in order to receive a payment, a Participant must be employed by the Company or Affiliate on (i) the date of actual payment with respect to an Award that is not held under a Bonus Bank, and (ii) the date of actual payout from a Bonus Bank arrangement.  If the Participant dies or becomes Disabled or has a Termination of Employment due to Retirement during a Performance Period, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a pro rata portion of the Award (that is not held under a Bonus Bank), but only if the Award expressly provides for such payment.   In such case, the payment of the Award will be made at the same time as if the Participant had remained employed through the date of payment.

If the Participant dies or becomes Disabled at a time when a Participant has a balance in a Bonus Bank, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a payment equal to the balance of the Bonus Bank within 30 days of the death or Disability, adjusted for interest through the end of the preceding quarter.  If the Participant has a Retirement, payment of the Bonus Bank will be made as specified in the underlying written Bonus Bank agreement, policy or guideline.   Notwithstanding anything in this Section 6.3 or under any underlying Award agreement, policy or guideline to the contrary, a Participant shall not be entitled to any Award for a Performance Period if the Participant’s employment is terminated by the Company or Affiliate for “Cause”.  For these purposes “Cause” shall mean the Participant’s:  (a) failure to comply with any material policies and procedures of the Company or Affiliate; (b) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (c) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (d) failure to perform the material duties of his or her employment; (e) excessive absenteeism; (f) unethical behavior; or (g) violation of a material policy of the Company.    If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes of this Section 6.3, shall be the time at which such Participant is instructed or notified to cease performing job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

Notwithstanding the terms of any written Award agreement, policy or guideline, upon a Change in Control, any amounts then credited to such Participant’s Bonus Bank and any other amounts earned during any full or partial Performance Period commencing prior to such Change in Control, including those amounts that are subject to subsequent conditions, shall not be subject to forfeiture or reduction, except in the event of a termination of such Participant’s employment for Cause or pursuant to Section 6.5.  Such amounts shall be payable to such Participant at the time and form prescribed by the written Award agreement, policy or guideline, in accordance with Code Section 409A.

6.4Beneficiary.  A Participant may designate one or more beneficiaries to receive Plan benefits payable by reason of the Participant’s death.  In order for such designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company.  If the Participant has not completed a beneficiary designation, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant’s death shall be paid to the personal representative of the Participant’s estate.  If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant’s death, the amount in question may, at the discretion of the Committee, be paid to the personal representative of the Participant’s estate, in which event the Company shall have no further liability to anyone with respect to such amount.  This Section 6.4 shall apply to all Awards granted under the Plan.

6.5Forfeiture.  All Awards paid to the Chief Executive Officer and Chief Financial Officer of the Company under this Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.  In addition, the Company reserves the right to require a Participant to forfeit or return to the Company any cash or other amount received under an Award under the Plan to the extent required by law, under any applicable exchange listing standard or under any applicable policy adopted by the Company that is designed to meet any legal obligations or obligations under any applicable exchange listing standard.

6.6Code Section 409A Compliance and Payment Grace Period.   The Plan (and any underlying Award, policy, guideline or other similar arrangement) is intended to comply in form and operation with Code Section 409A and the regulations promulgated thereunder.   Notwithstanding any provision to the contrary, if any amount payable under the Plan (or any underlying Award, policy, guideline, or other similar arrangement) constitutes deferred compensation, within the meaning of Code Section 409A, and becomes payable to a Specified Employee as a result of the Specified Employee’s Termination of Employment, the payment will be deferred (if not already deferred) until the earlier to occur of (i) the first day of the seventh month following such employee’s Termination of Employment or (ii) the date of such employee’s death.   Consistent with the requirements of Section 409A, a Plan distribution that is a “short-term deferral” exempt from Section 409A shall be deemed to be paid on the Bonus Payment Date if it is paid no earlier than January 1st immediately preceding, and no later than the March 15th immediately following, the Bonus Payment Date.

VII.MISCELLANEOUS

7.1No Guaranty of Employment.  Neither the adoption nor maintenance of the Plan, the designation of an employee as an Eligible Employee, the setting of Performance Goals, nor the provision of any Award under the Plan shall be deemed to be a contract of employment between the Company or an Affiliate and any employee.  Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any employee at any time, nor shall it give the Company or an Affiliate the right to require any employee to remain in its employ or to interfere with the employee’s right to terminate employment at any time.

7.2Release.  Any payment of an Award to or for the benefit of a Participant or beneficiary that is made in good faith by the Company in accordance with the Company’s interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for payments under the Plan to the extent of such payment.

7.3Notices.  Any notice provided by the Company under the Plan may be posted to a Company-designated web-site.

7.4Nonalienation.  No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or beneficiary.

7.5Plan is Unfunded.  All Awards under the Plan shall be paid from the general assets of the Company.  No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on any Award prior to distribution to him or her, and the rights of a Participant or beneficiary to any payment to which he or she is otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

7.6Tax Liability.  The Company may withhold from any payment of Awards or other compensation payable to or on behalf of a Participant or beneficiary such amounts as the Company determines are reasonably necessary to pay any taxes required to be withheld under applicable law.

7.7Captions.  Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

7.8Invalidity of Certain Plan Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

58    |    RLI Corp. 2016 Proxy Statement

7.9Venue.  As a substantial portion of the duties and obligations of the parties created by the Plan will be performed in Peoria, Illinois, it shall be the sole and exclusive venue for any arbitration, litigation, special proceedings, or other proceedings between the parties in connection with the Plan.

7.10Hold Harmless.  A Participant shall hold the Company harmless from and pay any cost, expense or fee (not to exceed the bank balance) incurred by the Company with respect to any claim, due or demand asserted by any person, except the Company against any amounts due the Participant under the Plan.

7.11No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Company and the Participants with respect to the matters addressed herein.

7.12Incapacity.  In the event that any Participant is unable to care for the Participant’s affairs because of illness or accident, any payment due may be paid to the Participant’s duly qualified guardian or other appointed legal representative.

7.13Applicable Law.  The Plan and all rights under it shall be governed by and construed according to the laws of the State of Illinois.

Date: _____________, 2016	RLI CORP.

By__________________________
Chief Executive Officer

###END###

RLI®

DIFFERENT WORKS

www.rlicorp.com

© 2016 RLI CORP. • 1.2M

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2016. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 RLI CORP. Meeting Information Meeting Type: Annual Meeting For holders as of: March 7, 2016 Date: May 5, 2016 Time: 2:00 PM Location: Mt. Hawley Country Club 7724 North Knoxville Avenue Peoria, IL 61614 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrowXXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrowXXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2016 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Charles M. Linke 07) F. Lynn McPheeters 08) Jonathan E. Michael 09) James J. Scanlan 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and ONE YEAR for proposal 4. 2. Approval of the RLI Corp. Annual Incentive Compensation Plan. 3. Non-Binding Advisory Vote on Executive Compensation. 4. Non-Binding Advisory Vote regarding Frequency of Advisory Vote on Executive Compensation. 5. Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting.

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Charles M. Linke 07) F. Lynn McPheeters 08) Jonathan E. Michael 09) James J. Scanlan 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and ONE YEAR for proposal 4. 2. Approval of the RLI Corp. Annual Incentive Compensation Plan. 3. Non-Binding Advisory Vote on Executive Compensation. 4. Non-Binding Advisory Vote regarding Frequency of Advisory Vote on Executive Compensation. 5. Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting.

RLI DIFFERENT WORDS VOTE BY INTERNET - www.proxyvote.com RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00536-P71338 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Charles M. Linke ! ! ! 07) F. Lynn McPheeters 08) Jonathan E. Michael 09) James J. Scanlan 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and ONE YEAR for proposal 4. For Against Abstain 2. Approval of the RLI Corp. Annual Incentive Compensation Plan. 3. Non-Binding Advisory Vote on Executive Compensation. ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain 4. Non-Binding Advisory Vote regarding Frequency of Advisory Vote on Executive Compensation. ! ! ! ! For Against Abstain 5. Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm. ! ! ! NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E00537-P71338 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Jordan W. Graham and Barbara R. Allen, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 7, 2016, at the RLI Corp. Annual Meeting of Shareholders to be held on May 5, 2016 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, (b) for Proposals 2, 3 and 5, and (c) one year for Proposal 4, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

RLI DIFFERENT WORDS VOTE BY INTERNET - www.proxyvote.com RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, May 3, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, May 3, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00538-P71338 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Charles M. Linke ! ! ! 07) F. Lynn McPheeters 08) Jonathan E. Michael 09) James J. Scanlan 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR the proposals 2, 3 and 5 and ONE YEAR for proposal 4. For Against Abstain 2. Approval of the RLI Corp. Annual Incentive Compensation Plan. 3. Non-Binding Advisory Vote on Executive Compensation. ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain 4. Non-Binding Advisory Vote regarding Frequency of Advisory Vote on Executive Compensation. ! ! ! ! For Against Abstain 5. Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm. ! ! ! NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com.   E00539-P71338 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 7, 2016 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 5, 2016 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed, (b) for proposals 2, 3 and 5, and (c) for a one year for Proposal 4, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)